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EXHIBIT 23

CONSENT  OF INDEPENDENT ACCOUNTANTS


We  consent  to the incorporation by reference  in  the
registration statements of Hudson Foods, Inc. on Form S-
8  (File  Nos.  33-36690 and 33-41839) of  our  reports
dated   October  31,  1995,  on  our  audits   of   the
consolidated   financial   statements   and   financial
statement  schedule  of  Hudson  Foods,  Inc.   as   of
September 30, 1995, and October 1, 1994, and for each of the three years in the period ended September 30, 1995, which reports are incorporated by reference and included in this Annual Report on Form 10-K.


Coopers & Lybrand L.L.P.
Tulsa, Oklahoma
December 13, 1995